EXHIBIT 21.1

LIST OF SUBSIDIARIES

4212 Tech Court, LLC
Airpark, LLC
Ammendale Holdings, LLC
Ammendale, LLC
Aquia One, LLC
Aquia Two, LLC
Bren Mar Holdings, LLC
Bren Mar, LLC
Columbia Holdings Associates, LLC
Crossways Associates, LLC
Crossways II, LLC
First Potomac Realty Investment, LP
First Rumsey, LLC
First Snowden, LLC
FP Gateway Center, LLC
FP Gateway West II, LLC
FP Girard Business Center, LLC
FP Girard Place, LLC
FP Goldenrod Lane, LLC
FP Gude Manager, LLC
FP Navistar Manager, LLC
FP Patrick Center, LLC
FP Properties II, LLC
FP Properties, LLC
FP Realty Investment Manager, LLC
FP West Park, LLC
FPM Management, LLC
FPR GP Holdings, Inc.
FPR GP Realty, Inc.
FPR Holdings LP
FPR Initial Portfolio, LLC
FPR Realty, LLC
Greenbrier Holding Associates, LLC
Greenbrier/Norfolk Holding, LLC
Greenbrier/Norfolk Investment, LLC
GTC II First, LLC
Herndon Corporate Center, LLC
Interstate Plaza Holding, LLC
Interstate Plaza Operating, LLC
John Marshall Highway, LLC
Kristina Way Investment, LLC
Newington Terminal Associates, LLC
Newington Terminal, LLC
Norfolk Commerce Park, LLC
Norfolk First, LLC
Rumsey First, LLC
Rumsey/Snowden Holding, LLC
Rumsey/Snowden Investment, LLC
Snowden First, LLC
Tech Court, LLC
Windsor at Battlefield, LLC